UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 5, 2004

ITERIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-10605	95-2588496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Manchester Avenue, Anaheim, California  92802

(Address of Principal Executive Offices)              (Zip Code)

Registrant’s telephone number, including area code:  (714) 774-5000

Iteris Holdings, Inc.

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01          Changes in Registrant’s Certifying Accountant.

On a Form 8-K filed with the Securities and Exchange Commission on October 12, 2004, Iteris, Inc., formerly known as Iteris Holdings, Inc. (the “Company”) previously reported its decision to dismiss its independent auditors, Ernst & Young LLP (“E&Y”) effective October 5, 2004 and appointed McGaldrey & Pullen, LLP as its new independent registered accounting firm, to perform auditing services beginning with the second fiscal quarter ended September 2004.  In that Form 8-K, the Company reported that during the Company’s two most recent fiscal years and through September 30, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their reports on the financial statements for such years. The Company confirms that there were no such disagreements between September 30, 2004 and October 5, 2004, the date the engagement of E&Y was terminated.

The Company has provided to E&Y with a copy of the disclosures made in this Form 8-K/A prior to the filing of this Form 8-K/A with the Securities and Exchange Commission and has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated November 12, 2004, is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01          Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

16.1                           Letter from Ernst & Young LLP, dated November 12, 2004, relating to the statements made in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 2004

ITERIS, INC.,
a Delaware corporation

By:	/S/ JACK JOHNSON
Jack Johnson
Chief Executive Officer